Exhibit T3A-70

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 03/28/2013
FILED 03:14 PM 03/28/2013
SRV 130373084 - 0810939 FILE

CERTIFICATE OF FORMATION

OF

WEUS HOLDING, LLC

This Certificate of Formation of WEUS Holding, LLC has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

1.              The name of the limited liability company is WEUS Holding, LLC.

2.              The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3.            This Certificate of Formation shall be effective on March 31, 2013 at 11:55 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WEUS Holding, LLC on the 28th day of March, 2013.

/s/ Pam Davis
Name:	Pam Davis
Title:	Authorized Person